Exhibit 21

List of Subsidiaries

Bankers Reserve Life Insurance Company of Wisconsin, a Wisconsin corporation

Buckeye Community Health Plan, Inc., an Ohio corporation

CCTX Holdings, LLC, a Delaware LLC

CenCorp Consulting Company, Inc., a Delaware corporation

Cenphiny Management, LLC, a Delaware LLC

Cenpatico Behavioral Health Wisconsin, LLC, a Wisconsin LLC

Centene Company of Texas, LP, a Texas limited partnership

Centene Finance Corporation, a Delaware corporation *

Centene Holdings, LLC, a Delaware corporation

Centene Management Company, LLC, a Wisconsin LLC

CMC Real Estate Company, LLC, a Delaware LLC

Coordinated Care Corporation Indiana, Inc., d/b/a Managed Health Services, an Indiana corporation

FirstGuard, Inc., a Delaware corporation

FirstGuard Health Plan, Inc., a Missouri corporation

FirstGuard Health Plan Kansas, Inc., a Kansas corporation

Managed Health Services Illinois, Inc., an Illinois corporation *

Managed Health Services Insurance Corporation, a Wisconsin corporation

MHS Consulting Corporation, a Wisconsin corporation

MHS Behavioral Health Texas, Inc., a Texas corporation *

NurseWise Holdings, LLC, a Delaware LLC

NurseWise, LP, a Delaware limited partnership

Superior HealthPlan, Inc., a Texas corporation

University Health Plans, Inc., a New Jersey corporation

*	Inactive subsidiary